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                                                                     EXHIBIT 5.1

            Opinion and Consent of Brobeck, Phleger & Harrsion LLP

                                August 31, 1998

DTM Corporation
1611 Headway Circle, Building 2
Austin, TX  78754

            Re: DTM Corporation Registration Statement on Form S-8 for 300,000
                Shares of Common Stock and Related Stock Options

Ladies and Gentlemen:

            We have acted as counsel to DTM Corporation, a Texas corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) an additional 300,000 shares of common stock and related stock options for issuance under the Company's 1998 Stock Option Plan (the "Option Plan").

            This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

            We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Option Plan. Based on such review, we are of the opinion that, if, as and when the shares of common stock are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Option Plan and in accordance with the Registration Statement, or (b) duly authorized direct stock issuances in accordance with the Option Plan and the Registration Statement, such shares will be duly authorized, legally issued, fully paid and non-assessable.

            We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

            This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan or the shares of common stock issuable under such plan.

                    Very truly yours,

                    /s/ BROBECK, PHLEGER & HARRISON LLP

                    BROBECK, PHLEGER & HARRISON LLP